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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-74856 and 333-54612) pertaining to the Holly Corporation Incentive Stock Option Plan, Holly Corporation Stock Option Plan, and Holly Corporation 2000 Stock Option Plan and in the related Prospectuses of our report dated September 19, 2002 with respect to the consolidated financial statements of Holly Corporation included in this Annual Report (Form 10-K) for the year ended July 31, 2002.


                                                  ERNST & YOUNG LLP


Dallas, Texas
October 10, 2002